UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2008

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 15, 2008, the compensation committee of our board of directors approved grants of long-term incentives to our named executive officers under our 2008 Global Stock Incentive Plan. Among other items, these included grants of both performance-based restricted stock units ("PSUs") and performance cash units ("PCUs"). The PSU grants were made on terms that are different than the terms of previous PSU grants. The new PSU vesting formula provides that vesting of 75% of the value of the PSU is based upon the achievement of a one-year earnings per share ("EPS") target, while the remaining 25% is based upon the achievement of the cumulative three-year EPS target.

For fiscal 2009, we introduced PCUs, a new form of long-term incentive vehicle. A PCU is an award that converts into cash (U.S. dollars) on a one dollar for one unit basis when certain pre-established vesting criteria are met. Identical to the PSU, vesting of PCUs is contingent on both continued employment during the vesting period and the company-wide achievement of pre-established adjusted EPS targets over one and three-year performance measurement periods. The PCUs granted during fiscal year 2009 include a payout range from 0% to 200% of the targeted amount of the PCU award.

We plan to file the new forms of the award agreements for both the PSUs and the PCUs as exhibits to our quarterly report on Form 10-Q for our first quarter of fiscal 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

December 19, 2008	By:	James G. Mathews

Name: James G. Mathews
Title: Vice President and Chief Financial Officer